                                                                   Exhibit 10.63

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT (the "Agreement") is made October 25, 2001 (the "Effective
                          ---------                                  ---------
Date") by and between ALAN P. COHEN ("Cohen") and ANDRX CORPORATION ("Company").
----                                  -----                           -------

                                   RECITALS
                                   --------

     WHEREAS, Cohen has been an employee of the Company since its inception; and

     WHEREAS, Cohen has served as the Company's Chief Executive Officer ("CEO")
                                                                          ---
and Co-Chairman of the Board of Directors (the "Board");
                                                -----

     WHEREAS, Cohen wishes to retire from his position as CEO, as President of Anda, Inc., and as an officer and director of each of the Company's other direct and indirect subsidiaries, but he and the Company desire that he continue on the Board, with the honorary title of Co-Chairman; and

     WHEREAS, the parties wish to set forth all obligations liabilities and confirm all understandings between them pursuant to or arising out of Cohen's retirement as CEO and Cohen's continuing responsibilities and services as a member of the Board, or any other obligations between the parties.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed as follows:

     1.   Recitals.  The foregoing recitals are true and correct in all respects
          --------
and are incorporated herein by reference.

     2.   General.
          -------

          (a) The Company and Cohen agree that due to Cohen's retirement as CEO and as President of Anda, Inc., his employment with the Company and any subsidiaries is hereby terminated, effective as of the Effective Date.

          (b) The Company agrees to use its best efforts to remove Cohen as the Company's representative or contact from the records of all applicable governmental agencies and regulatory authorities including, but not limited to, the Food and Drug Administration, the Internal Revenue Service, and the Department of Revenue. The Company agrees to also use its best efforts to remove Cohen from all of the Company's federal, state and local licenses on a timely basis if permitted by amendment or if not upon renewal of all such licenses. The Company agrees to use its best efforts to provide Cohen evidence of the undertakings set forth in this paragraph (b) within thirty (30) days of the date first written above.

     3.   Stock Options. The Company and Cohen agree that, notwithstanding the
          -------------
termination of Cohen's employment with the Company, all Stock Option Agreements and grants thereunder by and between Cohen and the Company shall remain in full force and effect and shall continue to vest according to their vesting scheduling while Cohen continues to serve as a member of the Board just as though he had remained an employee of the Company.


     4.   Co-Chairman of the Board of Directors.  Cohen agrees to continue
          -------------------------------------
serving as the Co-Chairman of the Board of Directors of the Company. Cohen acknowledges that while he remains a member of the Board of Directors of the Company, he has fiduciary obligations to the Company and such other duties as generally apply to directors, including the duty of care and loyalty. Cohen agrees that for a period of two (2) years after his retirement as CEO or one (1) year after the date he ceases to be a member of the Company's Board, whichever is later, he will not directly or indirectly, whether individually or through any form of entity, engage in the business of distributing generic pharmaceutical products manufactured by third parties to pharmacies or physician offices. Cohen further agrees that for a period of two (2) years after his retirement as CEO or one (1) year after the date he ceases to be a member of the Company's Board, whichever is earlier (the "Termination Date"), he will not directly or indirectly, whether individually or through any form of entity, (i) solicit or otherwise obtain business from any pharmacy customers of the Company for generic products which are intended to compete with the generic products that the Company was selling, actively in the process of developing (as evidenced by written records), gain FDA approval to market or was in the process of acquiring (as evidenced by written records) on the Effective Date, or (ii) solicit, market or otherwise motivate physicians to prescribe pharmaceuticals which are intended to compete with the brand products (whether approved by FDA as an ANDA or an NDA) that the Company was selling, attempting to develop, gain FDA approval to market, or was in the process of acquiring (as evidenced by written records) on the Effective Date. Notwithstanding the foregoing, (w) Cohen shall not be prohibited from providing samples to physicians of products that he is otherwise permitted to sell pursuant to this Agreement, (x) the term "process of acquiring" shall only include acquisitions that the Company is considering acquiring if the Company takes actual steps to achieve such acquisition from the seller thereof within 30 days of the Effective Date, (y) after the Company commences the sale of its first internally developed brand product or April 2, 2002, whichever is earlier, Cohen shall be permitted, notwithstanding his continued service on the Board, to solicit, market or otherwise motivate physicians to prescribe pharmaceuticals, and to sell such pharmaceuticals to pharmacies, which are intended to compete with the Company's cough and cold and pain product lines, and (z) within 30 days of the Effective Date, the Company shall notify Cohen, in writing, of the products that it believes are included in the restrictions described in sub-parts (i) and (ii) above. While Cohen remains on the Board, he shall disclose any conflicts of interest that might arise by the Company later commencing any operations that would cause his personal endeavors to be in conflict with the Company, such as those described in the preceding sentence, and shall remove himself from all such discussions and votes.

     5.   Director and Officer Insurance Policies.  The Company agrees to
          ---------------------------------------
maintain all Director and Officer Insurance Policies (the "D & O Policies") and
                                                           --------------
the applicable limits in existence at the time of this Agreement. The Company further agrees to maintain tail coverage pertaining to the D & O Policies covering past actions by Cohen for a period of five (5) years subsequent to the Effective Date, or the date Cohen ceases to be the Co-Chairman, whichever is later.

     6.   Indemnification Agreements.  The Company agrees to maintain in full
          --------------------------
force and effect all indemnification agreements in existence as of the Effective Date as they relate to Directors and Officers of the Company ("Indemnification
                                                               ---------------
Agreements").  The Indemnification Agreements shall remain in effect without any
----------
limitation as to time.

     7.   Duty to Provide Information.  The Company agrees to immediately inform
          ---------------------------
Cohen, after being informed itself, of any actions, claims, demands, investigations, lawsuits, proceedings and formal or informal inquiries by any regulating authorities brought against the Company, arising out of any alleged actions of Cohen occurring during any period of time in which Cohen served the Company in any capacity.

     8.   Cooperation with Actions, Investigations, etc.
          ---------------------------------------------

          Cohen agrees to assist the Company, as is reasonably necessary, in its defense or prosecution of any legal action or suit, formal or informal inquiry by any regulatory body which is currently existing or commenced in the future and based on facts or subjects of which Cohen has knowledge. Cohen shall make himself reasonably available, for information requests and consultation regarding business affairs and transactions of the Company occurring or commenced during Cohen's employment by the Company in connection with the prosecution or defense of any actions, claims, demands or proceedings filed against the Company, or to cooperate with any investigation or formal or informal inquiry by any regulating authorities governing the activities of the Company. This provision shall not require Cohen to serve as an expert in any manner, but only as a fact witness connection with providing testimony.

     9.   Right to Hire Counsel.  Cohen shall have the right to hire counsel of
          ---------------------
his choosing, at the Company's cost, for representation in connection with any and all assistance all actions previously described in paragraph 8.

     10.  The Company's Property.  In connection with Cohen's retirement, Cohen
          ----------------------
shall return all the Company's property including credit cards and portable communication devices within ten (10) days of the execution of this Agreement which shall not be used by Cohen as the Co-Chairman. The Company's property shall not include the items enumerated in Exhibit "A" to this Agreement.
                                          -----------

     11.  Right to Hire Certain Employees.  Cohen agrees that for a period of
          -------------------------------
two (2) years after his retirement or one (1) year after he ceases to be a member of the Board, whichever is later, Cohen shall not, either directly or indirectly, for his own account or either as agent, servant or employee or as shareholder of any corporation, or member of any firm, engage, hire, employ or solicit the employment of any person who, at the time of termination of Cohen's employment, was an employee of the Company or its subsidiaries whose duties required such employee to be familiar with the operation of the business of the Company or its subsidiaries. Notwithstanding the foregoing, at any time, Cohen shall be entitled to hire Athena Melfi or such other persons agreed to by the Company, as evidenced by a written document signed by an officer of the Company.

     12.  Confidential Information.  Cohen's rolodex, all of its contents,
          ------------------------
including telephone number and addresses to be taken by him from the Company shall not be deemed confidential information or trade secrets of the Company. All such other information proposed to be taken by Cohen, if any, including his personal files, shall first be determined solely by the Company whether or not such information is confidential information or trade secrets before they are taken by Cohen. Cohen agrees not to remove any information deemed by the Company to be confidential information.

     13.  Notices.  All notices, requests, consents and other communications
          -------
required or permitted under this Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service (including overnight mail service), electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

                                        With a copy to:
     Alan P. Cohen                      Richard B. Comiter, Esq.
     3320 Fairfield Lane                Comiter & Singer
     Weston, Florida 33331              3801 PGA Blvd., Suite 802
     Facsimile: (954) 389-5691          Palm Beach Gardens, Florida
                                        Facsimile (561) 626-4742

     Andrx Corporation
     4955 Orange Drive
     Ft. Lauderdale, Florida 33314
     Facsimile: (954) 585-1723
     Attn: Scott Lodin, Esq.

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered, if by personal delivery or courier; (b) on the date of transmission with confirmation of receipt, if by electronic transmission; and
(c) on the date three (3) business days following the deposit of the notice in a U.S. Mail depository (or, if applicable, in an appropriate airmail deposition), properly addressed and with necessary postage.

     14.  Arbitration.  Notwithstanding anything to the contrary in this
          -----------
Agreement, the parties irrevocably agree that all claims for monetary damages and disputes relating in any way to the performance, interpretation, validity or breach of this Agreement shall be referred to final and binding arbitration, before a single arbitrator, under the Florida Arbitration Code. The arbitrator shall be selected by the parties, but if the parties are unable to reach agreement on selection of the arbitrator within thirty (30) days after the date on which the notice of arbitration is sent to the parties to the arbitration, then either party may petition the circuit court within Broward County, Florida and each party may submit up to three arbitrators to the court for the court's consideration. The court's selection of an arbitrator shall be final and non-appealable. In no event shall a party be entitled to punitive, treble or special damages, or injunctive relief in any arbitration or judicial proceeding and all parties hereby waive their rights to any punitive, treble or special damages, or injunctive relief. In the event an arbitration panel or a court concludes that the punitive, treble or special damages, or injunctive relief waiver contained in the previous sentence is unenforceable, then the parties agree that the court with subject matter jurisdiction over the confirmation of the award shall have sole and exclusive jurisdiction to determine issues of entitlement and amount of punitive, treble or special damages, or injunctive relief. The arbitrator shall not have subject matter jurisdiction to decide any issues relating to the statute of limitations or to any request for injunctive relief, and the parties hereby stipulate to stay the arbitration proceeding (without the need of a bond) until any such issues in dispute are resolved. Judgment upon the award rendered by the arbitrator shall be final, binding and conclusive upon the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, and may be entered in any court of competent jurisdiction. All questions as to the meaning of the provisions of this paragraph, or as to the arbitrability of any dispute under this paragraph shall be resolved by the arbitrator, shall be absolutely binding, and not subject to judicial review. The costs and expenses of arbitration shall be borne ultimately as the arbitrator directs but each party shall pay the costs and expenses of its own counsel and of any witnesses and evidence presented by such party.

     15.  Jurisdiction and Venue.  Any arbitration, civil action or legal
          ----------------------
proceeding arising out of or relating to this Agreement shall be brought in the courts of record in Broward County, Florida. Each party irrevocably consents to the personal jurisdiction of such court in any such arbitration, civil action or legal proceeding and waives any objection to the laying of venue of any such arbitration, civil action or legal proceeding in such court. Service of any court paper may be effected on such party by any method for notice, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

     16.  Counterparts.  This Agreement may be signed in two counterparts which
          ------------
together shall constitute an original instrument.

     17.  Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not effect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     18.  Entire Agreement.  This Agreement, including the exhibits referred to
          ----------------
herein and which form a part of this Agreement, sets forth all obligations liabilities and understandings between the parties to the other pursuant to or arising out of Cohen's retirement as the Chief Executive Officer and continued responsibilities to the Company, and supersedes all prior and contemporaneous agreements understandings, inducements or conditions, express or implied, oral or written, except as herein contained.

     IN WITNESS WHEREOF, Cohen and the Company have caused this Agreement to be executed and delivered as of the Effective Date.

                                      Andrx Corporation


/s/ Alan P. Cohen                     By: /s/ Scott Lodin
----------------------------             ------------------------------
Alan P. Cohen                         Scott Lodin
                                      Executive Vice President & General Counsel